Exhibit 10.15

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of November 21, 2024 by and between:

(1) Yuanbao Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”);

(2) QIMING VENTURE PARTNERS VII, L.P., an exempted company incorporated under the laws of the Cayman Islands with limited liability and company number MC-105732 (“Qiming VP”); and

(3) QIMING VII STRATEGIC INVESTORS FUND, L.P., an exempted company incorporated under the laws of the Cayman Islands with limited liability and company number MC-106569 (“Qiming SIF”, together with Qiming VP, collectively, the “Purchasers” and each, the “Purchaser”). The Purchasers on the one hand, and the Company on the other hand, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company has filed a registration statement on Form F-1 with file number 333-282164 on September 17, 2024 (as may be amended from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the initial public offering (the “Offering”) by the Company of American depositary shares (“ADS”) representing Class A ordinary shares of par value US$0.0001 per share, (“Ordinary Shares”) of the Company as specified in the Registration Statement; and

WHEREAS, the Purchasers wish to invest in the Company by acquiring Ordinary Shares in the Company in a transaction exempt from registration pursuant to Regulation S (“Regulation S”) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, each Purchaser hereby agrees to, severally and not jointly, purchase, and the Company hereby agrees to issue and sell to each Purchaser, at the Closing (as defined below), such number of Ordinary Shares that is equal to the quotient of the Purchase Price (as defined below) divided by the Offer Price (as defined below) (the “Purchased Shares”) set forth opposite the name of such Purchaser in Schedule I hereto, free and clear of all liens or encumbrances (except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Agreement (as defined below)). The total purchase price for the Purchased Shares is US$1,000,000.00 (the “Purchase Price”). The “Offer Price” means the price per ADS set forth on the cover of the Company’s final prospectus contained in the Registration Statement in connection with the Offering divided by the number of Ordinary Shares represented by one ADS. The purchase, issuance, sale and delivery of the Purchased Shares shall be made pursuant to and in reliance upon Regulation S. It is being noted that that (a) no fractional shares of Ordinary Shares will be issued as Purchased Shares, (b) any fractions shall be rounded up to the nearest whole number of Ordinary Shares, and (c) the Purchase Price will be reduced by the value of any such fractional share (as calculated on the basis of the Offer Price).

Section 1.2 Closing.

(a) Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Purchased Shares pursuant to Section 1.1 shall take place concurrently with the closing of the Offering at the same offices for the closing of the Offering or at such other place as the Company and the Purchasers may mutually agree with respect to the Purchased Shares. The date of the Closing are referred to herein as the “Closing Date.”

(b) Payment and Delivery. On the Closing Date, each Purchaser shall pay the Purchase Price to the Company in U.S. dollars by wire transfer evidenced by bank wire transfer instructions, or by such other method mutually agreeable to the Company and such Purchaser, of funds equal to the Purchase Price to such bank account designated in writing by the Company (the “Receiving Account”), and, upon the delivery of the Purchase Price to the Receiving Account, the Company shall deliver one or more duly executed share certificates in original form, registered in the name of such Purchaser, together with a copy of the extract of the register of the members of the Company, evidencing the Purchased Shares being issued and registered under the name of such Purchaser as of the Closing Date, provided, however, that in the event that the Closing Date falls on a day that is not a Business Day, then such payment shall be made by each Purchaser on the next Business Day following the Closing Date.

(c) Restrictive Legend. Each certificate representing Purchased Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS, (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR (4) COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 UNDER THE ACT; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Following a request from the Purchaser in connection with its conversion of the Purchased Shares to ADSs, the Company shall take all actions necessary or appropriate to remove the foregoing legend from any certificate(s) (including any ADS) representing the Purchased Shares at the time the Purchased Shares are registered under the Securities Act and sold pursuant to such registration, or are sold or to be sold under Rule 144 under the Securities Act, or otherwise in connection with a transfer pursuant to an exemption from registration under the Securities Act.

Section 1.3 Closing Conditions.

(a) Conditions to the Purchasers’ Obligations to Effect the Closing. The obligation of each Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may only be waived in writing by such Purchaser in its sole discretion:

(i) (x) the representations and warranties of the Company contained in Section 2.1 (other than the Company Fundamental Warranties), without giving effect to any “Material Adverse Effect” or materiality qualification contained therein, shall be true and correct as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be so true and correct as of such earlier date), except for any inaccuracies or omissions that would not have a Material Adverse Effect; and (y) the Company Fundamental Warranties shall be true and correct as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be so true and correct as of such earlier date);

(ii) the Company shall have performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with on or before the Closing Date;

(iii) no governmental authority of competent jurisdiction shall have, after the date hereof and before the Closing Date, enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is then in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to such Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to such Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction, after the date hereof and before the Closing Date, that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to such Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to such Purchaser that are substantial in relation to the Company;

(iv) the closing of the Offering shall have been consummated in accordance with the terms of the underwriting agreement relating to the Offering (the “Underwriting Agreement”);

(v) the ADSs shall have been listed on the Nasdaq subject only to official notice of issuance;

(vi) the Underwriting Agreement relating to the Offering shall have been entered into and have become effective;

(vii) the CSRC having accepted the CSRC Filings with respect to the Offering and published the filing results in respect of such CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, revised, modified, withdrawn, revoked or invalidated prior to the Closing Date.

(b) Conditions to Company’s Obligations to Effect the Closing. The obligation of the Company to issue and sell the Purchased Shares to each Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may only be waived in writing by the Company in its sole discretion:

(i) the Lock-up Agreement shall have been executed and delivered by such Purchaser to the representatives of the underwriters for the Offering;

(ii) all corporate and other actions required to be taken by such Purchaser in connection with the purchase of the Purchased Shares shall have been completed;

(iii) (x) the representations and warranties of such Purchaser contained in Section 2.2 (other than the Purchaser Fundamental Warranties), without giving effect to any material adverse effect or materiality qualification contained therein, shall be true and correct as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be so true and correct as of such earlier date), except for any inaccuracies or omissions that would not have a material adverse effect on such Purchaser’s ability to perform or consummate the transactions contemplated hereunder; and (y) the Purchaser Fundamental Warranties shall be true and correct as of the Closing Date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be so true and correct as of such earlier date);

(iv) such Purchaser shall have performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with on or before the Closing Date; and

(v) no governmental authority of competent jurisdiction shall have, after the date hereof, enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is then in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to such Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to such Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction, after the date hereof, that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to such Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to such Purchaser that are substantial in relation to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as of the date hereof as follows:

(a) Due Formation. The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued to and paid for by each Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Agreement or applicable laws and upon delivery and entry into the register of members of the Company will transfer to each Purchaser good and valid title to the Purchased Shares. The rights of the Ordinary Shares to be issued to each Purchaser as Purchased Shares are as stated in the Sixth Amended and Restated Memorandum and Articles of Association of the Company as set out in Exhibit 3.2 of the Registration Statement.

(e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or its subsidiaries or consolidated affiliates (each a “Subsidiary” and collectively “Subsidiaries”) or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject, in each case. There is no action, suit or proceeding, pending or, to the Company’s knowledge, threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(f) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date or as would not materially and adversely affect the Company’s ability to consummate the transactions contemplated hereunder.

(g) SEC Filings. Prior to the Closing, the Registration Statement, as supplemented or amended, shall have been declared effective by the SEC.

(h) Regulation S. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its affiliates or any person acting on its behalf with respect to the Purchased Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Purchased Shares to each Purchaser under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

(i) Litigation. There are no actions by or against the Company or its Subsidiaries or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company’s knowledge, threatened to be brought by or before any governmental authority, that has had or would reasonably be expected to have a Material Adverse Effect.

(j) No Registration or Integration. Assuming the accuracy of the Purchaser(s) representations and warranties set forth herein, the issuance and sale of the Purchased Shares by the Company to the Purchasers contemplated herein comply with the requirements of Regulation S and are exempted from the registration requirements of the Securities Act, and will not be integrated with the IPO pursuant to applicable rules and regulations issued under the Securities Act.

(k) Financial Statements. The financial statements included in the Confidential Information Memorandum, together with the related schedules and notes thereto, present fairly the consolidated financial position of the Company at the dates indicated and the combined and consolidated of operations, changes in shareholders’ equity and cash flows of the Company for the periods specified. Such financial statements have been prepared in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(l) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2.1, the Company does not make any express or implied representation or warranty, and each Purchaser hereby disclaims any such representation and warranty, in connection with this Agreement or the transactions contemplated hereunder.

Section 2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as of the date hereof as follows:

(a) Due Formation. Such Purchaser is duly formed, validly existing and in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in the jurisdiction of its organization. Such Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b) Authority. Such Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by such Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by such Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by such Purchaser pursuant to this Agreement, and the performance by such Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of such Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which such Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which such Purchaser is a party or by which such Purchaser is bound or to which any of such Purchaser’s assets are subject, except as would not materially and adversely affect such Purchaser’s ability to consummate the transactions contemplated hereunder. There is no action, suit or proceeding, pending or, to such Purchaser’s knowledge, threatened against such Purchaser that questions the validity of this Agreement or the right of such Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(e) Consents and Approvals. Neither the execution and delivery by such Purchaser of this Agreement, nor the consummation by such Purchaser of any of the transactions contemplated hereby, nor the performance by such Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date, or as would not materially and adversely affect the Company’s ability to consummate the transactions contemplated hereunder.

(f) Status and Investment Intent.

(i) Experience. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares. Such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. Such Purchaser is acquiring the Purchased Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. Such Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

(iii) Solicitation. Such Purchaser (x) was not identified or contacted through the marketing of the Offering and (y) did not contact the Company as a result of any general solicitation or directed selling efforts in the United States. Such Purchaser hereby further confirms that it or an affiliate of such Purchaser had a substantive pre-existing relationship with the Company prior to the commencement of any discussion in connection with the transaction contemplated in this Agreement.

(iv) Information. Such Purchaser has been furnished access to all materials and information such Purchaser has requested relating to the Company and its Subsidiaries and other due diligence documents in order to evaluate the transactions contemplated by this Agreement. Such Purchaser has consulted to the extent deemed appropriate by such Purchaser with such Purchaser’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Shares.

(v) Not U.S. Person. Such Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S, and is not acquiring the Purchased Shares for the account or benefit of any U.S. Person.

(vi) Offshore Transaction. Such Purchaser has been advised and acknowledges that in issuing the Purchased Shares to such Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S. Such Purchaser is acquiring the Purchased Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S, and specifically: (i) at the time of offering to such Purchaser and communication of such Purchaser’s order to purchase the Purchased Shares and at the time of such Purchaser’s execution of this Agreement, such Purchaser or persons acting on such Purchaser’s behalf in connection therewith were located outside the United States; (ii) at the time of the Closing Date, such Purchaser or persons acting on such Purchaser’s behalf in connection therewith will be located outside the United States.

(vii) FINRA. Such Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of FINRA.

(g) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2.2, such Purchaser does not make any express or implied representation or warranty, and the Company hereby disclaims any such representation and warranty, in connection with this Agreement or the transactions contemplated hereunder.

ARTICLE III

COVENANTS

Section 3.1 Lock-up. Each Purchaser shall, at the Closing, enter into a lock-up agreement (the “Lock-up Agreement”) in the form attached hereto as Exhibit A.

Section 3.2 Distribution Compliance Period. Each Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing Date.

Section 3.3 Further Assurances. From the date of this Agreement until the Closing Date, the Company and the Purchasers shall use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

Section 3.4 CSRC Filings. The Company shall use its best efforts to fulfill its obligations under the CSRC Filing Rules with respect to the transactions contemplated under this Agreement.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification. The Company shall indemnify, defend and hold each of the Purchasers harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Company under this Agreement had been true and correct in all material respects as of the date hereof and as of the Closing Date and (b) all of the covenants and agreements of the Company under this Agreement had been complied with and performed in all material respects; provided, however, that the aggregate liability of the Company to the Purchaser under this Section 4.1 shall not exceed the Purchase Price.

Section 4.2 Exclusive Remedy. From and after the Closing and notwithstanding anything to the contrary in this Agreement (but without prejudice to Section 5.11), the indemnification provisions set forth in this Article IV shall be the sole and exclusive remedy of any of the parties hereto against any other party hereto in respect of the claims or matters under this Agreement (other than a claim for specific performance under Section 5.11).

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival of the Representations and Warranties. All representations and warranties made by any Party hereto shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to (i) any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the Party making such representations and warranties on or prior to such second anniversary, and (ii) the Company Fundamental Warranties and the Purchaser Fundamental Warranties, each of which shall survive for four (4) years.

Section 5.2 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. Each Party has the right to appoint one arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The seat of arbitration shall be Hong Kong. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby. The arbitral award shall be final and binding upon all parties.

Section 5.3 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

Section 5.4 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Purchaser, the Company, and their respective heirs, successors and permitted assigns.

Section 5.5 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or any Purchaser without the express written consent of the other Party, except that such Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of such Purchaser without the consent of the Company, provided that no such assignment shall relieve such Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 5.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party hereto to whom notice is to be given, on the date sent if sent by email, telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Company, at:	Address: Building 2, No.8 Beichen West Road, Chaoyang District, Beijing, 100101, The People’s Republic of China

If to the Purchasers, at:	Address: 4205-4206, 42/F, Gloucester Tower, The Landmark, Central, Hong Kong

Any Party hereto may change its address for purposes of this Section 5.6 by giving the other Party written notice of the new address in the manner set forth above.

Section 5.7 Entire Agreement. This Agreement together with the Lock-up Agreement constitute the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this such agreements.

Section 5.8 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 5.9 Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchasers will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 5.10 Confidentiality. Each Party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each Party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 5.11 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.12 Termination. In the event that the Closing shall not have occurred by June 13, 2025, the Company or the Purchaser may terminate this Agreement with no further force or effect, except for the provisions of Section 5.10, which shall survive any termination under this Section 5.12.

Section 5.13 Description of the Purchasers. Subject to the Purchasers’ prior written approval, each Purchaser hereby agrees and consents to the use of and references to its name, the disclosure of the transactions contemplated under this Agreement and the filing of this Agreement as an exhibit to the Registration Statement and other SEC filings necessarily in connection with the Offering (collectively, the “Transaction Disclosures”).

Section 5.14 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 5.15 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 5.16 Certain Definitions. For purposes of this Agreement, the following defined terms shall have the following meanings:

(a) “Business Days” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for general business in Hong Kong and State of New York.

(b) “Company Fundamental Warranties” means, collectively, the representations and warranties of the Company in Section 2.1(a) (Due Formation), Section 2.2(b) (Authority), Section 2.1(c) (Valid Agreement), Section 2.1(d) (Due Issuance of the Purchased Shares) and Section 2.1(e) (Noncontravention).

(c) “CSRC” means the China Securities Regulatory Commission.

(d) “CSRC Filings” means any letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC.

(e) “CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time.

(f) “Confidential Information Memorandum” means the concurrent confidential information memorandum delivered by the Company to the Purchasers in anticipation to the transactions contemplated hereunder.

(g) “COVID-19” means the pandemic known as COVID-19, any mutation or evolution thereto and any associated or related epidemic, pandemic or disease outbreak.

(h) “Disclosed Information” shall have the meaning ascribed to such term in the agreement pursuant to which Purchaser acquired shares in the Company prior to the date hereof.

(i) “Material Adverse Effect” means a material adverse effect on the business, financial condition, assets or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute, nor shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any change or effect arising out of compliance with the terms and conditions of, or from the announcement of the transactions contemplated by, this Agreement; (b) any change or effect arising out of actions taken (or omitted to be taken) at the written request of or with the written consent of the Purchasers; (c) any change or effect arising out of changes or developments generally affecting any of the industries in which the Company and its Subsidiaries operate or generally affecting the economic, financial market or political conditions in one or more jurisdictions in which the Company and its Subsidiaries operate or generate revenues (other than to the extent such changes materially and disproportionately adversely affect the Company and its Subsidiaries, taken as a whole, by comparison to other similarly situated participants in the industries or markets in which they operate); (d) any changes in applicable Laws or the interpretation or enforcement thereof or in applicable accounting principles or the interpretation thereof; (e) any epidemic, pandemic or disease outbreak (including COVID-19), or any law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such law, regulation, statute, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement; (f) any earthquake, typhoon, other natural disasters, any outbreak or escalation of hostilities of war or any act of terrorism; (g) any failure to meet any internal projections or forecasts; or (h) any matter disclosed in the Confidential Information Memorandum.

(j) “Nasdaq” means the Nasdaq Stock Market.

(k) “Purchaser Fundamental Warranties” means, collectively, the representations and warranties of the Company in Section 2.2(a) (Due Formation), Section 2.2(b) (Authority), Section 2.2(c) (Valid Agreement), and Section 2.2(d) (Noncontravention).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Yuanbao Inc.

By:	/s/ Rui Fang
Name:	Rui Fang
Title:	Director
Date:	November 21, 2024

[Signature Page to the Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

QIMING VENTURE PARTNERS VII, L.P.,
a Cayman Islands exempted limited partnership

By:	QIMING GP VII, LLC, a Cayman
Islands limited liability company

Its:	General Partner

	By:	/s/ LAM, Ho Man

	Name:	LAM, Ho Man
	Title:	Authorized Signatory

QIMING VII STRATEGIC INVESTORS
FUND, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP VII, LLC, a Cayman
Islands limited liability company

Its:	General Partner

By:	/s/ LAM, Ho Man

Name:	LAM, Ho Man
Title:	Authorized Signatory

[Signature Page to the Subscription Agreement]

Schedule I

Purchasers

Name	Class Of Shares	Allocation	Purchase Price
QIMING VENTURE PARTNERS VII, L.P.	Ordinary Shares	99.0869%	US$	990,869.00
QIMING VII STRATEGIC INVESTORS FUND, L.P.	Ordinary Shares	0.9131%	US$	9,131.00
Total		100.0%	US$	1,000,000.00

Schedule I

Exhibit A

Form of Lock-up Agreement

Exhibit A